Griffin Institutional Access Real Estate Fund

Item 77Q1(d) – Copies of Constituent Instruments Defining Rights of Holders

The Multiple Class Plan for Classes A, C, I and T for Griffin Institutional Access Real Estate Fund (the “Registrant”), effective July 31, 2015, was filed as an Exhibit d(2) to Post−Effective Amendment No. 4 to the Registrant's Registration Statement, Accession Number 0001398344-15-004840, and is hereby incorporated by reference in response to Item 77Q1(d) of the Registrant's Form N−SAR.